UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Ilan Lovinsky, Esq.

Ryan Gunderson, Esq.

Gunderson Dettmer Stough Villeneuve

Franklin & Hachigian, LLP

3570 Carmel Mountain Rd., Suite 200

San Diego, CA 92130

(858) 436-8000

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Boingo Wireless, Inc., a Delaware corporation (“Boingo” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders, to be held on June 9, 2016 at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California, 90024 and at any and all adjournments, postponements or reschedulings thereof (the “2016 Annual Meeting”).

Employee Email Sent on April 28, 2016

Attached hereto is an employee email sent by Boingo to its employees on April 28, 2016 commenting on the press release issued by Boingo on April 28, 2016, which announced the filing and mailing of definitive proxy materials and included a letter to stockholders encouraging them to vote the WHITE proxy card provided by Boingo’s Board of Directors (the “Board”).  In the letter, Boingo provided information about its highly qualified and very experienced nominees, and encouraged Boingo stockholders to vote for the Board’s nominees and reject the nominees presented by four individual stockholders, together with a new hedge fund affiliated with two of the stockholders, Ides Capital (collectively, the “Ides Group”).

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of Definitive Proxy Statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

[Email sent by David Hagan on April 28, 2016 to Boingo employees]

Boingoites,

This morning, Boingo filed definitive proxy materials, and a letter to our stockholders, urging them to vote for the reelection of two important Boingo board members, Chuck Boesenberg and Terry Jones. You can find a link to the press release, which includes the full letter to our stockholders, here.

This proxy filing contains information that responds to the “Ides Group,” which includes four individual stockholders and an affiliated hedge fund, Ides Capital. The Ides Group owns approximately 0.4% of the outstanding shares of Boingo, but is asking for their two hand-picked nominees to be named to the Boingo Board of Directors.

We are always interested in listening to the input and ideas of our stockholders, and we have been working diligently to avoid a costly proxy fight. However, despite our best attempts, we have been unable to reach an agreement with Ides Group - who won’t even allow us to interview their candidates.

Proxy fights can result in extra attention from the press and can sometimes turn negative, so don’t be surprised if you see Boingo appearing in the media more frequently or see negative comments about Boingo. Most importantly, don’t be distracted by what you hear or read.

The bottom line is the Board and management have confidence in the path we are pursuing. The hard work you’ve all been doing for the past three years as we’ve transformed our company is paying off. Here are just a few of the highlights of our collective success:

•                  Delivering strong year-over-year revenue growth of 17% and a 46% year-over-year increase in Adjusted EBITDA;

•                  Consuming free cash flows of $4.5 million, compared to $49.7 million in 2014, and an expected return to positive free cash flow in the second half of 2016;

•                  Investing over $100 million primarily in network assets, which are expected to generate significant recurring cash flows for years to come;

•                  Delivering the second straight year of double digit revenue growth and increasing Adjusted EBITDA profitability; and

•                  Signing 57 DAS carrier contracts, an increase of 500% over the total dollar value of DAS carrier contracts signed in 2014, representing the largest year for DAS carrier sales in the Company’s history.

•                  Being named “Best Wi-Fi Service” for the sixth time by Global Traveler Magazine, and “Best Wi-Fi Network Operator” and “Best Wi-Fi Service for Vertical Markets (Military)” at the Wireless Broadband Alliance (WBA) 2015 Wi-Fi Industry Awards.

While 2015 was an incredible year of progress for Boingo, we continue to believe that the benefits of our strategy to evolve and grow our business are just beginning to be realized, and the continued execution of our strategic plan will deliver even greater value going forward.

If you have any questions at all, please don’t hesitate to ask me or Pete.

In the meantime, just keep doing the good work you do day in and day out, and don’t be distracted by this.

Thanks for all you do.

Dave

p.s. Please enjoy the following message from our lawyers.

Cautionary Statement Regarding Forward-Looking Statements

This e-mail contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans and operating results and the effectiveness of Boingo’s Board in overseeing the execution of Boingo’s strategic plans. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016. Any forward-looking statement made by Boingo in this e-mail speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo Wireless, Inc. has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation.  To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of Definitive Proxy Statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.